For Immediate Release

Contact: Tate Fite Chief Financial Officer 011.7.495.737.5177 tate.fite@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Announces 2007 First Quarter Results

Revenues increase 174.8% over prior year levels

New York, NY – June 6, 2007 – Moscow CableCom Corp. (NASDAQ: MOCC) (the “Company”) today announced results of operations for the three months ended March 31, 2007.

For the three months ended March 31, 2007, revenues totaled $11,292,000, an increase of 174.8% from revenues of $4,109,000 reported for the three months ended March 31, 2006. The Company’s net loss applicable to common shares for the three months ended March 31, 2007 was $6,731,000, or $0.48 per share, basic and diluted, based on 13,972,000 weighted average shares outstanding. The results compare to a net loss of $2,616,000 for the three months ended March 31, 2006, or $0.29 per share, basic and diluted, based on 8,891,000 weighted average shares outstanding.

 The Company achieved this revenue growth as a result of increases in the number of Internet and pay TV subscribers for AKADO, the Company’s wholly-owned operating company in Moscow, Russia. As of March 31, 2007, AKADO had 118,158 active subscribers for its Internet access services, a 20.4% increase during the quarter, and a 154.4% increase from a year earlier. The number of active subscribers for AKADO’s cable television services increased to 84,431, an increase of 29.3% during the quarter and a year-over-year change of 279.4%.  Subscribers increased throughout AKADO’s growing hybrid fiber-coaxial network in Moscow, which was expanded by 9.1% during the quarter to reach 853,537 homes and businesses as of March 31, 2007, or 114.0% more homes than as of a year earlier.

Mikhail Smirnov, the Company’s Chief Executive Officer stated, “The first quarter’s results represented the continuation of growth noted during 2006. We are very pleased that the subscriber penetration levels for our cable television services and Internet access services are continuing to grow as we continue to expand our presence within Moscow. We expect that the funds which we have been receiving monthly pursuant to the bridge loan facility from Renova Finance pending the completion of Renova Media’s acquisition of the Company, will enable us to continue to increase our presence and broaden our service offerings.”

As previously announced, on February 21, 2007 the Company entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Renova Media Enterprises Ltd., a Bahamas corporation and the single largest stockholder of the Company, would acquire, through the merger of its wholly-owned subsidiary with and into the Company, all of the equity interests of the Company which it does not directly own for $12.90 per share of common stock.  The consummation of the merger is subject to the satisfaction of certain conditions set forth in the Merger Agreement.

Concurrently with the execution of the Merger Agreement, the Company and its wholly owned subsidiary, ZAO ComCor-TV (“CCTV”), entered into a bridge facility agreement with RME Finance LTD, a wholly owned subsidiary of Renova Media Enterprises (“RME Finance”). Pursuant to the bridge facility agreement, RME Finance has agreed, subject to the terms and conditions therein, to make available up to $45,000,000 of unsecured, subordinated debt financing to CCTV.

 The full texts of the Merger Agreement and the bridge facility agreement were filed with the U.S. Securities and Exchange Commission in the Company’s Current Report on Form 8-K on February 23, 2007 and the descriptions of the Merger Agreement and the bridge facility agreement in this press release are qualified by the terms and conditions of these agreements.

About Moscow CableCom

Moscow CableCom Corp (NASDAQ: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to cable television and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network, the largest high-speed data cable network in Moscow.  For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.ru

Availability of Information Regarding the Proposed Merger with Renova Media Enterprises

In connection with the proposed merger, the Company filed a preliminary Information Statement with the Securities and Exchange Commission (the “SEC”) on May 4, 2007. In addition, the Company and Renova Media Enterprises filed with the SEC a Transaction Statement on Schedule 13E-3 on May 4, 2007. The parties will also make certain other SEC filings regarding the transaction. These filings contain and future filings will contain important information about the transaction. The Company and Renova Media Enterprises urge investors to read these filings and to read future filings when they become available. Copies of these filings will be available, free of charge, on the SEC’s website (www.sec.gov).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", including, but not limited to those regarding the proposed merger between the Company and Renova Media Enterprises, and the bridge facility agreement among the Company, ZAO ComCor-TV, and RME Finance Ltd. All forward-looking statements contained in this press release are subject to various risks and uncertainties that could materially affect these matters including, without limitation, the risk that the transaction contemplated by the Merger Agreement will not be consummated on the terms announced or at all. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements also relate to our future business and financial performance, including AKADO's development, its ability to attract new subscribers, to continue to expand its hybrid fiber-coaxial network, to achieve positive cash flow and our ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including the lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable TV and internet services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our annual report on Form 10-K for the year ended December 31, 2006 and other public filings made by us with the SEC, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release or any of our related public filings with the SEC, or to make corrections to reflect future events or developments.

MOSCOW CABLECOM CORP.
Condensed Consolidated Balance Sheets

 (unaudited)   (in thousands, except per share data)

	March 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$ 4,571	$ 3,536
Marketable securities	2	4,802
Trade receivables, less allowance for doubtful accounts of $255 and $206, respectively	237	193
Inventories, net	4,636	2,639
Taxes receivable	7,371	6,648
Deferred income taxes	652	547
Prepaid expenses and other current assets	7,229	6,453

Total current assets	24,698	24,818
Property, plant and equipment, net	66,629	58,347
Construction in progress and advances	16,622	15,739
Prepaid pension expense	3,262	3,230
Intangible assets, net	4,486	4,596
Goodwill	4,834	4,775
Investment in Institute for Automated Systems	7,096	7,210
Other assets	514	511

Total assets	$ 128,141	$ 119,226
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$ 497	$ 497
Payable to affiliate	867	731
Accounts payable and accrued liabilities	16,413	13,150
Deferred revenue, current	115	115

Total current liabilities	17,892	14,493
Notes payable to shareholder	43,244	32,100
Long-term debt, less current maturities	2,520	2,555
Other long-term obligations	984	923
Deferred revenue, noncurrent	658	677
Deferred income taxes	2,269	2,179

Total liabilities	67,567	52,927
Commitments and contingencies
Stockholders’ equity:
Series A cumulative convertible preferred stock, no par value; 800,000 shares authorized; 149,962 shares and 150,144 shares issued and outstanding, respectively; liquidation preference $18.75 per share	2,789	2,789
Series B convertible preferred stock, $.01 par value, 25,000,000 shares authorized; 4,500,000 shares issued and outstanding; liquidation preference up to $5.00 per share until December 2008	45	45
Common stock, $.01 par value; 40,000,000 shares authorized; 13,983,615 shares and 13,927,365 shares, respectively, issued and outstanding	140	139
Treasury stock, at cost, 24,500 shares	(180)	(180)
Additional paid-in capital	112,369	111,458
Accumulated deficit	(54,677)	(47,946)
Accumulated other comprehensive income (loss)	88	(6)

Total stockholders’ equity	60,574	66,299

Total liabilities and stockholders’ equity	$ 128,141	$ 119,226

MOSCOW CABLECOM CORP.

Condensed Consolidated Statement of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2007	March 31, 2006

Sales and revenues:
Subscription fees, connection fees and equipment sales	$11,131	$4,053
Other	161	56

Total sales and revenues	11,292	4,109

Cost of sales and revenues:
Services from related party	2,069	938
Salaries and benefits	495	752
Depreciation and amortization	2,766	785
Other	1,886	383

Total cost of sales and revenues	7,216	2,858

Gross margin	4,076	1,251

Operating expenses:
Salaries and benefits	4,731	2,441
Depreciation	367	231
General and administrative	5,663	1,713

Total operating expenses	10,761	4,385

Loss from operations	(6,685)	(3,134)

Equity in losses of Institute for Automated Systems	(189)	(131)
Investment income and other income	121	125
Interest expense	(948)	(609)
Foreign currency transaction gain	1,099	1,357

Loss before income taxes	(6,602)	(2,392)
Income tax expense	(73)	(168)

Net loss	(6,675)	(2,560)
Preferred dividends	(56)	(56)

Net loss applicable to common shares	$(6,731)	$(2,616)

Loss per common share:
Basic and diluted	$(0.48)	$(0.29)

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